UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 9, 2004


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115


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ITEM 5.  OTHER EVENTS

NEWS RELEASE                                              CONTACTS: 408-995-5115
                                        Media Relations: Katherine Potter, x1168
                                         Investor Relations: Rick Barraza, x1125


                Calpine Commences Tender Offer for 4% Convertible
                              Senior Notes Due 2006

     (SAN JOSE, Calif.), /PRNewswire-FirstCall/ Feb. 9, 2004 -- Calpine Corporation [NYSE:CPN], a leading North American power company, today announced a cash tender offer for the outstanding principal amount on its 4% Convertible Senior Notes Due December 26, 2006 (Notes). The tender offer will expire at 5:00 p.m. Eastern Standard Time on March 9, 2004, unless extended or earlier terminated. The tender offer is not subject to the receipt of any minimum amount of tenders.

     Calpine is purchasing the Notes in order to reduce outstanding debt and reduce interest expense. The tender offer will be funded from proceeds from a recently completed private placement of 4 3/4% Contingent Convertible Notes Due 2023. Calpine is offering to purchase the Notes at a repurchase price equal to their par value plus accrued and unpaid interest up to, but excluding, the date the Notes are paid for pursuant to the offer.

     This press release is neither an offer to purchase nor a solicitation of an offer to sell securities and no recommendation is made as to whether or not holders of Notes should tender their Notes pursuant to the offer. The offer is made only by the Offer to Purchase, dated February 9, 2004.

     The terms and conditions of the tender offer appear in Calpine's Offer to Purchase, dated February 9, 2004, and the related Letter of Transmittal. Copies of these and other related documents will be filed with the Securities and Exchange Commission (SEC) today as exhibits to Schedule TO, and will be provided to the holders of the Notes. These documents contain important information about Calpine, the Notes, Calpine's offer to purchase the Notes and related matters. Holders of the Notes are urged to read these documents carefully when they become available, because they will contain important information about the offer. Investors and holders can obtain free copies of the Schedule TO, Offer to Purchase and Letter of Transmittal and other documents filed with the SEC by Calpine through the web site maintained by the SEC at www.sec.gov. Investors and holders can obtain free copies of these documents directly from Calpine by contacting the company at: Calpine Corporation, 50 West San Fernando Street, San Jose, California 95113, attention: Lisa M. Bodensteiner, Assistant Secretary, telephone: (408) 995-5115. In addition, Calpine has retained Deutsche Bank Securities Inc. to act as Dealer Manager in connection with the offer. Questions about the offer may be directed to MacKenzie Partners, Inc., the information agent for the offer, at (800) 322-2885 or (212) 929-5500.

     Calpine Corporation, celebrating its 20th year in power in 2004, is a leading North American power company dedicated to providing electric power to wholesale and industrial customers from clean, efficient, natural gas-fired and geothermal power facilities. The company generates power at plants it owns or leases in 21 states in the United States, three provinces in Canada and in the United Kingdom. Calpine is also the world's largest producer of renewable geothermal energy, and owns or controls approximately one trillion cubic feet equivalent of proved natural gas reserves in Canada and the United States. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit www.calpine.com

     This news release contains "forward-looking" statements, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results, including risks identified from time-to-time in our reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2002, updated on Form 8-K on October 23, 2003, and its quarterly report on Form 10-Q for the quarter ended September 30, 2003, which can be found on the Company's website at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  February 9, 2004